EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact: Raj Denhoy 415 828-1044 rdenhoy@establishmentlabs.com

Establishment Labs Reports First Quarter 2025 Financial Results
NEW YORK, NY, May 7, 2025 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness, principally in breast aesthetics and reconstruction, today announced financial results for the first quarter ended March 31, 2025.
First Quarter Highlights and Outlook (Unaudited)
•First quarter worldwide revenue of $41.4 million, including $6.2 million of Motiva sales in the United States.
•2025 revenue guidance maintained at $205 million to $210 million, year over year growth of 23%–26%.
•First quarter gross margin of 67.2% compared to 65.6% in the year-ago period.
•First quarter loss from operations was $16.9 million compared to a loss of $8.8 million in the year-ago period.
•First quarter adjusted EBITDA loss of $12.1 million compared to a loss of $4.0 million in the year-ago period.
•First quarter cash use before financing was $21.0 million compared to use of $18.1 million in the year ago period.
•Cash balance of $69.2 million as of March 31, 2025.
•Peter Caldini appointed CEO effective May 7, 2025
•Launched Preservé, the second offering in the company’s minimally invasive platform.
“Our Motiva launch in the United States continues to be one of the fastest aesthetic launches in history,” said Peter Caldini, Chief Executive Officer. “Our momentum is increasing, and our success in the United States is having a positive impact on our overall results. We should meaningfully exceed the $35 million US revenue guidance we provided in February and are on track to achieve positive EBITDA in 2025 and cash flow positive in 2026. As we continue to scale our business, improve execution, and find additional cost efficiencies globally, these improvements will be clear in our results.”

First Quarter 2025 Financial Results (Unaudited)
Total revenue for the quarter ended March 31, 2025 was $41.4 million compared to $37.2 million for the same period in 2024.
Gross profit for the first quarter was $27.8 million, or 67.2% of revenue, compared to $24.4 million, or 65.6% of revenue, for the same period in 2024. The increase in gross profit margin was primarily driven by geographic mix and higher average selling prices.

Total operating expenses for the first quarter were $44.8 million, a increase of $11.6 million compared to $33.2 million in the first quarter of 2024.
SG&A expenses for the first quarter increased approximately $10.8 million to $39.7 million compared to $28.9 million in the first quarter of 2024. The increase in SG&A was primarily the result of our increased investment in the United States including increases in personnel, commissions and marketing expenses.
R&D expenses increased approximately $0.8 million to $5.1 million in the first quarter compared to $4.3 million for the same quarter a year ago. The increase was primarily due to increases in personnel costs.
Net loss for the first quarter was $20.7 million compared to a net loss of $16.2 million in the year ago period.
The Company’s cash balance on March 31, 2025 was $69.2 million. Cash decreased $21.2 million from December 31, 2024, primarily as a result of operating losses.
Conference Call and Webcast Information
Establishment Labs will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed by dialing (877) 407-8037 (U.S. and Canada) or (201) 689-8037 (international) and using conference ID number 13750827. In addition, the live and archived webcast will be available in the Investor Relations section of the Company's website at www.establishmentlabs.com.
About Establishment Labs
Establishment Labs Holdings Inc. is a global medical device company dedicated to improving women’s health and wellness in breast aesthetics and reconstruction through the power of science, engineering, and technology. The Company offers a portfolio of solutions for breast health, breast aesthetics, and breast reconstruction in over 90 countries. With over four million Motiva ® devices delivered to plastic and reconstructive surgeons since 2010, the Company’s products have created a new standard for safety and patient satisfaction. The company’s minimally invasive platform consists of Mia Femtech®, a unique minimally invasive experience for breast harmonization, and Preservé™, a breast tissue preserving and minimally invasive technology for breast augmentation, revision augmentation and mastopexy augmentation. GEM® is a next generation minimally invasive system for gluteal ergonomic modeling currently undergoing an IRB approved pivotal study. The Motiva Flora® tissue expander is used to improve outcomes in breast reconstruction following breast cancer and is the only regulatory-approved expander in the world with an integrated port using radio-frequency technology that is MRI conditional. Zensor™ is an RFID technology platform used to safely identify implantable devices from outside the body, and includes the company’s first biosensor Zenº™, currently part of an IRB approved pivotal study to measure core breast temperature. These solutions are supported by over 200 patent applications in 20 separate patent families worldwide and over 100 scientific and clinical studies and publications in peer reviewed journals. Establishment Labs manufactures at two facilities in Costa Rica compliant with all applicable regulatory standards under ISO13485:2024 and FDA 21 CFR 820. Please visit our website for additional information at www.establishmentlabs.com

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies, limiting the usefulness of the measures for comparison with other companies.
EBITDA is defined as net income or loss excluding: (1) interest income and expense; (2) provision for income taxes; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.

We also present Adjusted EBITDA which includes additional adjustments for items such as other non-cash charges, gains or losses on extinguishment of debt, share-based compensation, contract termination costs, and foreign currency gains and losses. We believe that Adjusted EBITDA provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor's understanding of our performance.
We believe disclosure of this information is also useful to investors as it provides insight into the earnings that management uses to make strategic decisions. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of our operating performance. EBITDA and Adjusted EBITDA do not represent cash generated from operating activities under GAAP and should not be considered as alternatives to cash flows from operations or any other operating performance measure prescribed by GAAP. These measures are not measures of our liquidity, nor are indicative of funds available to fund our cash needs. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.
Please see “Reconciliation of EBITDA and Adjusted EBITDA” for a reconciliation of these measures to net income (loss), the most directly comparable financial measure. This release also includes information about our expectations regarding Adjusted EBITDA on a forward-looking basis. We have not provided a reconciliation of such forward-looking Adjusted EBITDA information because a reconciliation of such measure to our expected GAAP net income (loss) on a forward-looking basis is not available without unreasonable efforts. The timing or amount of various reconciling items that would impact the forward-looking expectations for this non-GAAP financial measure are uncertain, depend on various factors and cannot be reasonably predicted. Such unavailable information could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “intends to,” “would,” “will,” “may” or other similar expressions in this press release. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, including related product development and commercialization and regulatory approvals, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results and the timing of events may differ from our expectations, and those differences may be material. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product offerings; the rate of adoption of our products by healthcare providers or other customers; the success of our marketing initiatives; the safe and effective use of our products; our ability to protect our intellectual property; our future expansion plans and capital allocation; our ability to expand upon and/or secure sources of credit or capital; our ability to develop and maintain relationships with qualified suppliers to avoid a significant interruption in our supply chains; our ability to attract and retain key personnel; our ability to scale our operations to meet market demands; the effect on our business of existing and new regulatory requirements; and other economic and competitive factors. These and other factors that could cause or contribute to actual results differing materially from our expectations include, among others, those risks and uncertainties discussed in the company’s annual report on Form 10-K filed on February 28, 2025 and will be discussed in the company's quarterly report on Form 10-Q that will be filed on May 9, 2025, which risks and uncertainties may be updated in the future in other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.
# # #

ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$41,377	$37,167
Cost of revenue	13,569	12,787
Gross profit	27,808	24,380
Operating expenses:
Sales, general and administrative	39,699	28,941
Research and development	5,055	4,273
Total operating expenses	44,754	33,214
Loss from operations	(16,946)	(8,834)
Interest income	250	488
Interest expense	(5,853)	(4,381)
Other income (expense), net	2,753	(3,037)
Loss before income taxes	(19,796)	(15,764)
Provision for income taxes	(914)	(438)
Net loss	$(20,710)	$(16,202)

Basic and diluted net loss per share	$(0.70)	$(0.58)
Weighted average outstanding shares used for basic and diluted net loss per share	29,475,649	27,788,120

ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Balance Sheets
(In thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,178	$90,347
Accounts receivable, net of allowance for credit losses of $5,031 and $3,088	63,236	65,002
Inventory, net	90,425	78,766
Prepaid expenses and other current assets	8,857	8,922
Total current assets	231,696	243,037
Long-term assets:
Property and equipment, net of accumulated depreciation	76,390	78,028
Goodwill	1,209	1,209
Intangible assets, net of accumulated amortization	11,566	11,683
Right-of-use operating lease assets, net	5,192	5,561
Other non-current assets	7,311	7,313
Total assets	$333,364	$346,831
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$45,188	$44,760
Accrued liabilities	20,604	16,536
Other liabilities, short-term	3,246	6,982
Total current liabilities	69,038	68,278
Long-term liabilities:
Note payable, net of debt discount and issuance costs	220,340	219,577
Operating lease liabilities, non-current	3,803	4,203
Other liabilities, long-term	1,633	1,678
Total liabilities	294,814	293,736
Shareholders’ equity:
Total shareholders’ equity	38,550	53,095
Total liabilities and shareholders’ equity	$333,364	$346,831

ESTABLISHMENT LABS HOLDINGS INC.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)
The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
	2025	2024
Net loss	$(20,710)	$(16,202)
Interest expense	(5,853)	(4,381)
Interest income	250	488
Provision for income taxes	(914)	(438)
Depreciation and amortization	(2,335)	(1,268)
EBITDA	(11,858)	(10,603)
Stock compensation expense & compensation paid in stock	(2,544)	(3,554)
Foreign currency gain (loss)	2,784	(3,019)
Adjusted EBITDA	$(12,098)	$(4,030)